WARRANT AGREEMENT, dated as of December 20, 1993, between TEREX CORPORATION, a Delaware corporation (the "Company"), and Mellon Securities Trust Company, a corporation organized and existing under the laws of the State of New York, as Warrant Agent (the "Warrant Agent").

		Each party hereto agrees as follows:

		The Company hereby appoints the Warrant Agent, and the Warrant Agent hereby agrees, to act as agent for the Company in accordance with the instructions set forth in this Agreement in connection with the issuance, division, transfer and exercise of the Company's Common Stock Purchase Warrants (the "Warrants"), issued pursuant to the Purchase Agreement, dated as of the date hereof, among the Company and the purchasers named on the execution pages thereof (the "Purchase Agreement").

			SECTION 1.	Certain Definitions.  Unless the context otherwise
requires, the terms set forth below shall have the meanings
herein specified:

		"Adjustment Factor" on any date shall mean the product of (a)
0.005 times (b) the integer obtained by (i) dividing (x) the number of Event Days occurring on or prior to such date by (y) thirty days and (ii) discarding the remainder, if any.

		"Closing Price" on any day shall mean the per share closing sale price of the Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any nationally recognized New York Stock
Exchange member firm selected from time to time by the Board of Directors of the Company in good faith for that purpose.

		"Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, howsoever designated, authorized after the date hereof, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

		"Current Market Price" per share of Common Stock on any date shall mean the average of the daily Closing Prices with respect to the Common Stock for the thirty consecutive trading days ending on such date (or, if such date is not a trading day, on the trading day immediately preceding such date); provided, however, that if there shall have occurred prior to such date any event described in Section 9.1 that shall have become effective at any time during such thirty trading day period, the Closing Price shall be adjusted, for purposes of calculating such average, to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized. Notwithstanding the foregoing, if the Common Stock is not publicly traded, the Current Market Price shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company.

		"Determination Date" shall mean with respect to any dividend or other distribution, the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution, or if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution.

		"Effectiveness Date" shall mean the 90th day following the date hereof.

		"Effectiveness Period" shall mean the period during which a registration statement relating to the Warrants is required to be maintained effective pursuant to the Registration Rights
Agreement.

		"Event" shall be deemed to occur if (i) the Shelf Registration Statement has not been filed on or prior to the Filing Date;
(ii) the Shelf Registration Statement has not become effective on or prior to the Effectiveness Date; or (iii) prior to the end of the Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Shelf Registration
Statement.

		"Event Day" shall mean any day if on or prior to such day one or more Events shall have occurred with respect to which there has not yet been an Event Termination Date.

		"Event Termination Date" shall mean, with respect to any Event, the date on which the Shelf Registration Statement is (a) filed, in the case of an Event described in clause (i) of the definition thereof, (b) declared effective, in the case of an Event described in clause (ii) of the definition thereof, or (c) no longer subject to an order suspending the effectiveness thereof, in the case of an Event described in clause (iii) of the definition thereof.

		"Exercise Price" shall mean the per share exercise price of the Warrants, which in the case of Common Stock shall be $.01 per share and in the case of all other Warrant Shares shall be the lowest exercise price permitted by law.

		"Filing Date" shall mean the 30th day following the date hereof.

		"Holder" shall mean a registered owner of the Warrants.

		"Liquidation" shall mean the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

		"Pre-adjustment Ratio" shall mean (a) 3.0 shares of Common Stock if the Current Market Price of a share of Common Stock on the Warrant Ratio Determination Date is $5 or less; (b) a number of shares of Common Stock determined in accordance with Schedule
1 hereto if such Current Market Price is greater than $5 but less than $18; and (c) 1.0 shares of Common Stock if such Current Market Price is $18 or more.

		"Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, relating to the registration of the Warrants and the Warrant Shares.

		"SEC" shall mean the Securities and Exchange Commission.

		"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

		"Shelf Registration Statement" shall mean the registration statement of the Company relating to the Warrants and the Warrant Shares that is required to be filed pursuant to the Registration Rights Agreement.

		"Warrant Ratio Determination Date" shall mean the date designated as such by the Board of Directors of the Company pursuant to a duly adopted resolution of the Board, which date shall be a trading day during the twelve month period beginning on the date hereof or, if no such date is designated, the last day of such twelve month period; provided, that if the Board of Directors has not yet designated a Warrant Ratio Determination
Date and the Current Market Price of a share of Common Stock equals or exceeds $18 on any date during such twelve month period, "Warrant Ratio Determination Date" shall mean such date.

		"Warrant Ratio" shall mean the number of Warrant Shares issuable upon exercise or redemption of a single Warrant, which shall mean the product of (a) the Pre-adjustment Ratio times (b) the sum of one plus the Adjustment Factor, as such product is adjusted from time to time in accordance with Section 9 hereof.

		"Warrant Shares" shall mean the shares of Common Stock and other consideration, if any, issuable upon exercise of the Warrants, as determined in accordance with the terms hereof.

		SECTION 2.	Warrant Certificates.

		2.1 Form of Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") shall be substantially in the form set forth as Exhibit A hereto. Each such certificate shall be marked with the legends set forth in Section 2.4 hereof. The Warrant Certificates may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Common Stock or the Warrants may be listed.

		2.2	Execution.  Warrant Certificates shall be executed on
behalf of the Company by its Chairman of the Board, President, Executive or Senior Vice President or Chief Financial Officer, attested by its Secretary or an Assistant Secretary. The signature of any of such officers may be manual or facsimile.
Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that any of such individuals shall have ceased to hold such offices prior to the delivery of such Warrant Certificates or did not hold such offices on the date of this Agreement.

		2.3.	Countersignature and Dating.  Warrant Certificates shall
be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such countersignature shall be valid and binding, notwithstanding that the persons whose signatures appear thereon as authorized signers of the Warrant Agent shall have ceased to be such authorized signers at the time of such countersignature, issuance or delivery. Warrant Certificates shall be dated as of the date of countersignature thereof by the Warrant Agent.

		2.4.	Legend.  (a) A copy of this Agreement shall be filed with
the Secretary of the Company and shall be kept at its principal executive office. Each Warrant Certificate shall carry a legend as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
THE PROVISIONS AND ENTITLED TO THE BENEFITS OF A WARRANT
AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF
DECEMBER 20, 1993.  A COPY OF EACH SUCH AGREEMENT IS ON FILE AT
THE OFFICES OF THE COMPANY.

		(b) So long as required thereunder, each Warrant Certificate shall carry the legend required pursuant to Section 2.3(c) of the Purchase Agreement.

		SECTION 3.	Registration, Transfer and Exchange.

		3.1 Registration. The Warrant Certificates shall be numbered and shall be registered in the books of the Company (the
"Warrant Register") maintained at the principal office of the Warrant Agent at the address specified in Section 17 hereof.
The Company and the Warrant Agent shall be entitled to treat the Holder of any Warrant whose name appears in the Warrant Register as the owner in fact thereof for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone or any notice to the contrary).

		3.2 Transfer. The Warrants shall be transferable only on the Warrant Register, upon delivery thereof, accompanied by a written instrument or instruments of transfer in form reasonably acceptable to the Warrant Agent, duly executed by the registered
Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any registration of transfer, the Warrant Agent shall (a) countersign and deliver a new Warrant Certificate evidencing the Warrant or Warrants to the persons entitled thereto and (b) cancel the surrendered Warrant Certificate. If a Holder desires to transfer a Warrant bearing the legend required pursuant to
Section 2.3(c) of the Purchase Agreement (other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144A) such Holder shall deliver to the Company a written opinion of counsel (which may be an employee of such Holder), reasonably satisfactory in form and substance to the Company, that an exemption from the registration requirements of the Securities Act is available.

		3.3 Exchange. Each Warrant Certificate may be exchanged at the option of the Holder thereof for another Warrant Certificate or Certificates of like tenor and representing in the aggregate a like number of Warrants. Any Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant
Certificate to be so exchanged at the principal office of the Warrant Agent. Thereupon, the Warrant Agent shall (a) countersign and deliver to the person entitled thereto a new
Warrant Certificate or Certificates as so requested and (b) cancel the Warrant Certificate surrendered for exchange.

		SECTION 4.	Term of Warrants; Exercise of Warrants.

		4.1  Term of Warrants.

			(a)	Subject to the terms of this Agreement, each Warrant may
be exercised at any time in whole and from time to time in part, at the option of the Holder thereof, commencing at the opening of business on the day following the Warrant Ratio Determination
Date until 5:00 p.m. New York time on December 31, 2000 (the
"Expiration Date").

			(b)	The Company shall mail written notice to each holder of
Warrants of (i) the Board's designation, if any, of the Warrant
Ratio Determination Date on or prior to the twenty fifth (25th)
trading day prior to the Warrant Ratio Determination Date and
(ii) the Warrant Ratio as of the Warrant Ratio Determination
Date on or prior to the fifth (5th) day following the Warrant
Ratio Determination Date.

		4.2	Exercise of Warrants.  A Warrant may be exercised upon (i)
surrender of the Warrant Certificate at the principal office of the Warrant Agent as identified in Section 17 hereof, with the form of election to purchase on the reverse thereof duly completed and signed and (ii) payment of the Exercise Price with respect to the Warrant Shares being purchased. Payment of the aggregate Exercise Price shall be made by certified or bank check payable to the order of the Company.

		Upon each exercise of a Warrant, the Company shall issue and cause to be delivered promptly upon such exercise (and in any event within five (5) trading days) to, or upon the written order of, the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full
Warrant Shares to which such Holder shall be entitled, together with cash, as provided in Section 10 hereof, in lieu of any fraction of a Warrant Share. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named the person or persons entitled to receive the Warrant Shares issuable upon exercise of the Warrants therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

		If a Warrant Certificate is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new
Warrant Certificate evidencing the remaining Warrant or Warrants will be issued to the Holder, or its nominee(s), without charge therefor, and the Warrant Agent shall countersign and deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 4 and of Section 3 hereof. All
Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent.

		SECTION 5.	Payment of Taxes.  The Company shall pay all
documentary, stamp, transfer and other taxes (other than taxes on income of the holders of Warrants) and other governmental charges attributable to the issuance or delivery of the Warrants or upon the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any taxes payable in respect of any transfer involved in the issuance or delivery of any Warrants or Warrant Shares in a name other than that of the registered
Holder of Warrants surrendered or in respect of which such Warrant Shares are issued.

		SECTION 6.	Mutilated or Missing Warrants.  If any Warrant
Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, and upon receipt of evidence to their reasonable satisfaction of the destruction, loss or theft of any Warrant
Certificate and such security or indemnity as may reasonably be required by them to save each of them and any of their agents harmless, to issue a new Warrant Certificate of like tenor and representing an equivalent right or interest.

		SECTION 7.	Reservation of Warrant Shares; Obtaining of
Governmental Approvals and Stock Exchange Listings.

		7.1 Reservation of Warrant Shares. The Company shall at all times keep reserved and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or authorized Common Stock held in treasury, a number of shares of Common Stock and, in the case of any adjustment made pursuant to
Section 9, other securities, if any, sufficient to provide for the exercise of the outstanding Warrants.

		The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants shall be irrevocably authorized and directed at all times to reserve the maximum number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants. The
Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms hereof. The
Company shall supply such transfer agent with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash that may be payable as provided in Section 10 hereof.

		Before taking any action that would cause an adjustment pursuant to Section 9, the Company will take all corporate action that, in the opinion of its counsel (which may be counsel employed by the Company), may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price. The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issuance thereof that may be created by virtue of any act or omission of the Company.

		7.2 Governmental Approvals and Stock Exchange Listings . The Company will use its best efforts to (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under federal and state laws, that are required in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise or conversion of the Warrants, and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise or conversion of the Warrants, and (b) have the Warrant Shares, immediately upon their issuance, listed on each securities exchange on which the Common Stock is then listed.

		SECTION 8.	Cancellation of Warrants.  If the Company purchases
or otherwise acquires Warrants, the same shall thereupon be
delivered to the Warrant Agent to be cancelled.  The Warrant
Agent shall cancel any Warrant surrendered for exchange,
substitution, transfer or exercise in whole or in part.
Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

		SECTION 9.	Adjustment of Warrant Ratio.  The Warrant Ratio
shall be subject to adjustment from time to time as follows:

		9.1  Mechanical Adjustments.

			(a)	Common Stock Dividends.  If the Company shall fix a
Determination Date with respect to the payment or making of a dividend or other distribution on its Common Stock exclusively in shares of Common Stock, then, immediately after the
Determination Date with respect to such dividend, the Warrant
Ratio shall be adjusted so that the Holder of any Warrant
exercised after such time shall be entitled to receive the sum of (A) the Warrant Shares that, if such Warrant had been
exercised immediately prior to such Determination Date, such
Holder would have received upon such exercise and (B) the number of shares of Common Stock that such Holder would have been
entitled to receive by virtue of such dividend if such Warrant had been exercised immediately prior to such Determination Date.

			(b)	Rights.  If the Company shall fix a Determination Date
with respect to the making of a dividend or other distribution on its Common Stock, consisting exclusively of rights or
warrants entitling the holders thereof to subscribe for or
purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, shares of Common Stock at a price per share less than the Current Market Price per share of
Common Stock on the Determination Date, the Warrant Ratio in
effect as of the opening of business on the day following the
Determination Date shall be increased by multiplying such
Warrant Ratio by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Determination Date plus (y) the number of shares of Common Stock so offered for subscription or purchase and (B) the denominator of which shall be the sum of
(x) the number of shares of Common Stock outstanding at the
close of business on the Determination Date plus (y) the number of shares of Common Stock that the aggregate maximum offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current
Market Price.  To the extent such rights or warrants expire and, as a result, shares of Common Stock issuable upon exercise
thereof will not be delivered, the Warrant Ratio shall be
readjusted to the Warrant Ratio that would then be in effect had the adjustments made upon the issuance of such rights or
warrants been made on the basis of delivery of only the number of shares of Common Stock actually issued upon exercise thereof.
 If such rights or warrants are not so issued, the Warrant Ratio shall again be adjusted to be the Warrant Ratio that would then be in effect if such Determination Date had not been fixed.

			(c)	Stock-Splits, etc.  If outstanding shares of Common Stock
shall be subdivided into a greater number of shares of Common
Stock or combined into a smaller number of shares of Common
Stock, the Warrant Ratio in effect at the opening of business on the day following the day upon which such subdivision or
combination becomes effective shall be proportionally increased or reduced, respectively, effective immediately after the
opening of business on the day following the day upon which such subdivision or combination becomes effective.

			(d)	Other Distributions.  If the Company shall fix a
Determination Date with respect to the making of a dividend or other distribution on its Common Stock (including any such dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation but excluding a dividend or distribution referred to in Section
9.1(a) or (b) hereof) consisting of (i) securities other than Common Stock, (ii) evidences of its indebtedness, or (iii) assets (including cash dividends or distributions) (any of the foregoing hereinafter referred to as "Assets"), then in each such case adequate provision shall be made so that each holder of Warrants shall receive, without charge, concurrently with the making of such dividend or distribution, the amount and kind of such Assets that such holder would have received if such holder had, immediately prior to the Determination Date, exercised its Warrants.

			(e)	Common Stock Issued at Less Than Current Market Price.
If the Company shall issue any Common Stock (or securities
convertible into or exercisable for, Common Stock) for a
consideration per share less than the Current Market Price per share of Common Stock on the date of such issuance (which
consideration shall include any compensation received for the issuance of any securities convertible into or exercisable for such Common Stock), the Warrant Ratio in effect immediately
prior to each such issuance shall immediately (except as
provided below) be increased by multiplying such Warrant Ratio by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and (B) the denominator of which is the sum of (x) the number of shares of Common Stock outstanding
immediately prior to such issuance plus (y) the aggregate
consideration received for the issuance of such additional
shares (which shall include any compensation received for the issuance of any securities convertible into or exercisable for such Common Stock) divided by such Current Market Price;
provided, that this subsection (e) shall not apply to:

		(1)	any transaction or distribution for which an adjustment
has been made pursuant to any other subsection of this Section
9.1,

		(2)	the conversion or exchange of securities convertible or
exchangeable for Common Stock or the exercise of rights or warrants issued to the holders of Common Stock, in each case if an adjustment was made (or specifically not required to be made) in connection with the issuance of such securities, rights or warrants pursuant to any subsection of this Section 9.1,

		(3)	the conversion of shares of Series A Cumulative Redeemable
Convertible Preferred Stock of the Company, par value $.01 per share (the "Preferred Stock"), or the exercise of Warrants, or

		(4)	Common Stock or options to purchase Common Stock issued to
directors, officers or employees of the Company and its subsidiaries under bona fide benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law (but only to the extent that the aggregate number of shares excluded hereby and issued after the Issue Date shall not exceed 10% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder).

		(5) Common Stock issued pursuant to a bona fide registered public offering, the manager or managers of which are nationally recognized investment banking firms.

			(f)	Rounding of Calculations.  All calculations under this
Section 9.1 shall be made to the nearest one-hundredth of a
share.

			(g)	Timing of Issuance.  In any case in which this Section
9.1 shall require that an adjustment be made effective
immediately after a Determination Date for a specified event, the Company may defer until the occurrence of such event (i) the issuing to the Holder of any Warrant exercised after such
Determination Date the Warrant Shares issuable upon such
exercise over and above the Warrant Shares issuable upon such exercise prior to such adjustment and (ii) paying to such holder any cash  pursuant to Section 10 hereof; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

		9.2 Notice of Adjustment. On or prior to each day on which the Warrant Ratio is adjusted as herein provided, the Company shall promptly direct the Warrant Agent and the Warrant Agent shall send to each Holder, notice of such adjustment and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

		9.3 Reorganizations. In case of (a) any consolidation or merger of the Company with or into another corporation, (b) the occurrence of any other transaction or event pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash securities, property or other assets (whether by exchange offer, liquidation, tender offer or otherwise) or
(c) the sale, lease or other transfer of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of each Warrant (in lieu of the Warrant Shares theretofore deliverable), at the lowest exercise price permitted by law, the number of shares of stock or other securities or property to which a holder of the Warrant
Shares that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.

		The Company shall not effect any Reorganization, unless prior to the consummation thereof the successor or transferee (other than the Company), or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder of any Warrant such shares of stock, securities, cash or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions, which agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section
9.

		9.4 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of Warrant Shares purchasable upon the exercise of the Warrants, Warrant
Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

		SECTION 10.	Fractional Interests.  The Company shall not be
required to issue fractional shares of capital stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same
Holder, the number of full shares of capital stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrants so presented. If any fraction of a share of capital stock would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price per share multiplied by such fraction.

		The Company shall not be required to issue fractions of Warrants on any distribution, transfer or exchange of Warrants or to distribute Warrant Certificates that evidence fractional
Warrants. In lieu of such fractional Warrants there shall be paid by the Company to the registered Holders of the Warrant
Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Value of a full Warrant.

		SECTION 11.	No Rights as Stockholders.  Nothing contained in
this Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

		SECTION 12.	Notices to Holders.  In case:

			(a)	the Company shall (i) declare any dividend or any other
distribution on its Common Stock, (ii) declare or authorize a redemption or repurchase of Common Stock, or (iii) authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

			(b)	of any reclassification of Common Stock, or of any
consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of any compulsory share exchange whereby the Common
Stock is converted into other securities, cash or other property; or

			(c)	of a Liquidation; or

			(d)	the Company shall propose to take any action that would
require an adjustment pursuant to Section 9.1;

then the Company shall cause to be filed with the Warrant Agent and mailed to the Holders of Warrants, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange or Liquidation is expected to become effective, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange or Liquidation.

		SECTION 13.	Disposition of Proceeds on Exercise of Warrants;
Inspection of Warrant Agreement.

			(a)	The Warrant Agent shall account promptly to the Company
with respect to Warrants exercised and concurrently pay to the
Company all moneys received by the Warrant Agent for the
purchase of the Warrant Shares through the exercise of such
Warrants.

			(b)	The Warrant Agent shall keep copies of this Agreement and
any notices given or received hereunder available for inspection by the Holders during normal business hours at its office in New
York, New York.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement, the
Purchase Agreement and the Registration Rights Agreement as the
Warrant Agent may reasonably request.

		SECTION 14.	Redemption by the Corporation.

			(a)	Subject to the terms and conditions of this Section 14,
the Warrants may be redeemed in whole, but not in part, in
exchange for Warrant Shares at any time on or after the Warrant
Ratio Determination Date; provided, that concurrently with such redemption the Company redeems all then outstanding shares of the Preferred Stock.  Each Warrant will be redeemable for a
number of Warrant Shares equal to the Warrant Ratio on the
Redemption Date (as defined below).

			(b)	Notice of redemption of the Warrants shall be sent by or
on behalf of the Company, to the Holders, not less than thirty
(30) days nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date") (i) notifying such
Holders of the election of the Corporation to redeem such
Warrants and of the Redemption Date, (ii) stating the place or places at which the Warrants shall, upon presentation and
surrender of the certificates evidencing such Warrants, be
redeemed, and the number of Warrant Shares deliverable upon the redemption thereof, and (iii) stating the name and address of any Redemption Agent selected by the Company in accordance with
Section 14(c) below, and the name and address of the Company's
Warrant Agent.

			(c)	The Company may not act as the redemption agent to redeem
the Warrants.  The Company shall appoint as its agent for such purpose a bank or trust company in good standing, organized
under the laws of the United States of America or any
jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Fifty Million Dollars
($50,000,000), which agent may be the Warrant Agent, and may appoint any one or more additional such agents which shall in each case be a bank or trust company in good standing organized under the laws of the United States of America or of any
jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Fifty Million Dollars
($50,000,000).  Each such bank or trust company is hereinafter referred to as the "Redemption Agent."  Following such
appointment and prior to any redemption, the Company shall
deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be sent as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions.  The Warrant Shares necessary for the redemption shall be deposited with the Redemption Agent in trust at least two business days prior to the Redemption Date, for the benefit of the Holders of the Warrants so called for redemption, so as to be and continue to be available therefor.

		The Company covenants that all Warrant Shares issued upon redemption of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issuance thereof that may be created by virtue of any act or omission of the Company.

		SECTION 15.	Concerning the Warrant Agent.  The Warrant Agent
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

		15.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of such statements except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

		15.2 Reliance. The Warrant Agent may consult at any time with legal counsel (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The
Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken by it hereunder in good faith reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

		15.3 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges incurred by the Warrant
Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution and performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

		15.4 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding to or take any other action likely to involve expense unless the Company or one or more Holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of actions under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

		15.5 Other Transactions in Securities of Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

		15.6 Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant
Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15.7 hereof. If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original
Warrant Agent and deliver such Warrants so countersigned; and if, at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants whether in the name of the predecessor
Warrant Agent or in the name of the successor Warrant Agent.

		If, at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and if, at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name.

		15.7 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company forty-five (45) days' written notice. The
Warrant Agent may be removed by written notice from the Company or Holders owning at least two-thirds of the Warrants then outstanding. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of forty-five (45) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit such Holder's Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant
Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000.
After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it under, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 15.7, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.
In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each holder of Warrants written notice of such removal or resignation and the name and address of such successor warrant agent.

		SECTION 16.	Identity of Transfer Agent. Promptly upon the
appointment of any subsequent transfer agent of the Common
Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

		SECTION 17.	Notices.  All notices and other communications
provided for or permitted hereunder shall be in writing and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

		if to the Company:

		TEREX CORPORATION
		500 Post Road East
		Westport, Connecticut
		Attention:  Marvin Rosenberg, Esq.
		Fax No.:  (203) 222-7976


		if to the Warrant Agent:

		Mellon Securities Trust Company
		120 Broadway, 33rd Floor
		New York, New York  10271
		Attention:  Ms. Joan B. Hayes
		Fax No.:  (212) 571-0871

		The Company or the Warrant Agent by notice to the other party may designate additional or different addresses as shall be furnished in writing by such party.

		Any notice or communication sent or required to be sent to a Holder of a Warrant shall be mailed to him by first class mail, postage prepaid, at such Holder's address as it appears on the books of the Warrant Agent and shall be sufficiently given to him if so mailed within the time prescribed.

		SECTION 18.	Amendment and Waiver.

			(a)	The Company and the Warrant Agent may from time to time
supplement, modify or amend this Agreement, and waivers or
consents to departures from the provisions hereof may be given, without the approval of any Holder, in order to cure any
ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the
Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and
which shall not adversely affect the interest of the Holders.
Except as provided above, this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of Holders of at least a majority of the Warrants.

			(b)	Whenever in the performance of its duties under this
Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter
(unless other evidence in respect thereof be herein specifically prescribed or the Warrant Agent has actual knowledge to the
contrary) may be deemed to be conclusively proved and
established by a certificate signed by a person believed by the
Warrant Agent to be authorized officers of the Company.

		SECTION 19.	Successors.  All the covenants and provisions of
this Agreement and the Warrants by or for the benefit of the Company or the Warrant Agent shall be binding upon and shall inure to the benefit of their respective successors and assigns hereunder.

		SECTION 20.	Merger or Consolidation of the Company.  The
Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

		SECTION 21.	Governing Law.  THE VALIDITY, INTERPRETATION AND
PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND
PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE
DELAWARE GENERAL CORPORATION LAW MAY GOVERN THIS AGREEMENT
SOLELY BY VIRTUE OF THE FACT THAT THE COMPANY IS INCORPORATED
UNDER THE LAWS OF THE STATE OF DELAWARE.  THE COMPANY HEREBY
IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE
COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW
YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN
THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND
IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT,
ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH
COURT.  THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT
MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH
SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY
CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY
SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

		SECTION 22.	Third Party Beneficiary.  The provisions hereof
have been and are made solely for the benefit of the Company, the Warrant Agent and each of the Holders of Warrants, and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

		SECTION 23.	Counterparts.  This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

		SECTION 24.	Headings.  The headings in this Agreement are for
convenience only and shall not limit or otherwise affect the meaning hereof.

		SECTION 25.	Severability.  If any term, provision, covenant or
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

		SECTION 26.	Entire Agreement.  This Agreement, together with
the Purchase Agreement and the Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Purchase Agreement and the Warrants, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

		SECTION 27.	Attorneys' Fees.  In any action or proceeding
brought to enforce any provision of this Agreement, the Purchase
Agreement or the Warrants, or where any provision hereof or thereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy. Notwithstanding the foregoing, this Section 27 shall not impose any additional obligation on the Warrant Agent and shall not offset the indemnification provision for the benefit of the Warrant Agent hereunder.

		SECTION 28.	Further Assurances.  Each party hereto agrees to
use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement on or prior to the Expiration
Date. The parties agree to take such further action and to deliver or cause to be delivered to each other after the date hereof such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby and thereby.

		SECTION 29.	Equitable Remedies.  Each party hereto
acknowledges and agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.
Each party hereto accordingly agrees that each other party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, or any agreement contemplated hereunder and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the inadequacy of, other remedies at law.

		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.



                                    					TEREX CORPORATION

                                    					By: /s/ Randolph W. Lenz
                                     						 Chairman of the Board

(Corporate Seal)

Attest:

/s/ Marvin B. Rosenberg
    	Secretary


                                    					MELLON SECURITIES TRUST COMPANY
                                   					 as Warrant Agent

                                    					By: /s/ Joan B. Hayes
                                   						Its: Assistant Vice President


Attest:
_________________________
Its _____________________




                                                                  EXHIBIT A

                     [Form of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM THE REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
THE PROVISIONS AND ENTITLED TO THE BENEFITS OF A WARRANT
AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF
DECEMBER 20, 1993.  A COPY OF EACH SUCH AGREEMENT IS ON FILE AT
THE OFFICES OF THE COMPANY.

No. _________________

                 Certificate for ________ Warrants
              EXERCISABLE IN WHOLE OR FROM TIME TO TIME
             IN PART AT ANY TIME AFTER THE WARRANT RATIO
                 DETERMINATION DATE AND ON OR BEFORE
                    5:00 P.M. NEW YORK TIME, ON
                        December 31, 2000


                         TEREX CORPORATION

             COMMON STOCK PURCHASE WARRANT CERTIFICATE

		THIS CERTIFIES that _____________________ or registered assigns is the registered holder (the "Holder") of the number of Warrants set forth above (the "Warrants"), each of which represents the right to purchase shares of Common Stock, $.01 par value per share (the "Common Stock"), of Terex Corporation, a Delaware corporation (the "Company"), on the terms set forth in the Warrant Agreement, dated as of December 20, 1993 (the
"Warrant Agreement), between the Company and Mellon Securities
Trust Company, as Warrant Agent (the "Warrant Agent"), at any time after the Warrant Ratio Determination Date (defined below) and on or before the Expiration Date (defined below), by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed (with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc. (an "Eligible Institution")), at the office maintained for that purpose by Mellon Securities Trust Company or its successors as warrant agent, and by paying in full the Warrant
Price.

		Payment of the exercise price may be made by the Holder hereof in United States currency by certified or bank cashier's check payable to the order of the Company.

		This Warrant may be exercised at any time in whole and from time to time in part at the option of the Holder hereof, commencing at the opening of business on the Warrant Ratio
Determination Date until 5:00 p.m., New York time on December
31, 2000 (the "Expiration Date"). No Warrant may be exercised after the Expiration Date and all Warrants evidenced hereby shall thereafter become void. "Warrant Ratio Determination
Date" shall mean the date designated as such by the Board of Directors of the Company pursuant to a duly adopted resolution of the Board, which date shall be a trading day during the twelve month period beginning on the date of the Warrant
Agreement, or, if no such date is designated, the last day of such twelve month period; provided, that if the Board of Directors has not yet designated a Warrant Ratio Determination
Date and the Current Market Price of a share of Common Stock equals or exceeds $18 on any date during such twelve month period, the term "Warrant Ratio Determination Date" shall mean such date. The Company shall send written notice to each Holder of Warrants of (i) the Board's designation, if any, of the Warrant Ratio Determination Date on or prior to the twenty-fifth
(25th) trading day prior to the Warrant Ratio Determination Date and (ii) the Warrant Ratio (defined below) as of the Warrant
Ratio Determination Date on or prior to the fifth (5th) day following the Warrant Ratio Determination Date.

		Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant
Certificate, or in the Warrant Agreement, the Purchase Agreement or the Registration Rights Agreement, the Holder shall only be entitled to transfer this Warrant Certificate on the Warrant
Register maintained at the principal office of the Warrant
Agent, upon delivery thereof, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer deemed acceptable by the Warrant Agent, with the form of assignment set forth hereon duly executed (with signatures guaranteed by an Eligible Institution). Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

		Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate representing the Warrants not exercised.

		Prior to the Expiration Date, the Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant
Certificates, for another Warrant Certificate or Warrant
Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for the purpose by the Warrant Agent.

		Upon certain events provided for in the Warrant Agreement, the number of shares of Common Stock and other consideration issuable upon the exercise of each Warrant are required to be adjusted.

		No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share that the Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

		Subject to the terms and conditions of the Warrant Agreement, the Warrants may be redeemed in whole, but not in part, in exchange for Warrant Shares at any time on or after the Warrant
Ratio Determination Date; provided, that concurrently with such redemption the Corporation redeems all the outstanding shares of the Preferred Stock. Each Warrant will be redeemable for a number of Warrant Shares equal to the Warrant Ratio on the Redemption Date.

		This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Holder consents by acceptance hereof.
Capitalized terms not otherwise defined in this Warrant
Certificate shall have the meaning given thereto in the Warrant
Agreement.

		This Warrant Certificate shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

		This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

		THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE
STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS, EXCEPT TO THE EXTENT THAT THE GENERAL CORPORATION LAW OF
THE STATE OF DELAWARE MAY GOVERN THIS AGREEMENT SOLELY BY VIRTUE
OF THE FACT THAT THE COMPANY IS INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE.

		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                               						TEREX CORPORATION

                               						By: /s/ Randolph W. Lenz
                                  							Chairman of the Board

(Corporate Seal)

Attest:

/s/ Marvin B. Rosenberg
   	Secretary

                               						MELLON SECURITIES TRUST COMPANY
                                     as Warrant Agent

                               						By: /s/ Joan B. Hayes
                               						Its:  Assistant Vice President
Attest:

Its:


                      ELECTION TO PURCHASE

		The undersigned hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
       			(Name)

       			(Address, Including Zip Code)

       			(Social Security or Tax Identification Number)

DELIVER TO:
         			(Name)

         			(Address, Including Zip Code)

		In payment of the purchase price with respect to the Warrants exercised the undersigned hereby tenders payment of $__________ by certified or bank cashiers check payable to the order of the Company. If the number of Warrants hereby exercised is fewer than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised to be issued and delivered as set forth below:

Name of Warrantholder or Assignee:
                                       (Please Print)
Address:

Signature:________________________  DATED:                     ,

           (Signature must conform in all respects to name of holder as specified on the fact of the Warrant Certificate)

Signature Guaranteed: ________________________


                          ASSIGNMENT

		FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

                                                        Taxpayer
                                        Number of       Identification
Name of Assignee        Address         Warrants        Number





and does hereby irrevocably constitute and appoint __________, Attorney, to make such transfer on the Warrant Register maintained at the principal office of the Warrant Agent with full power of substitution in the premises.


Dated:  ______________, ____
                          							Signature
                          							(Signature must conform in all
                                 respects to name of holder
                                 as specified on the face of the
                                 Warrant Certificate).

                          							Signature Guaranteed:

                                                                   Schedule 1

                  	Current Market Price	Pre-Adjustment Ratio

                         $5.00 	or less        	3.00
                         $5.50               	 	2.75
                         $6.00               	 	2.53
                         $6.50               	 	2.36
                         $7.00               	 	2.20
                         $7.50               	 	2.07
                         $8.00               	 	1.95
                         $8.50               	 	1.85
                         $9.00               	 	1.76
                         $9.50               	 	1.68
                        $10.00               	 	1.60
                        $10.50               	 	1.54
                        $11.00               	 	1.48
                        $11.50               	 	1.42
                        $12.00               	 	1.37
                        $12.50               	 	1.33
                        $13.00               	 	1.28
                        $13.50               	 	1.24
                        $14.00               	 	1.21
                        $14.50               	 	1.17
                        $15.00               	 	1.14
                        $15.50               	 	1.11
                        $16.00               	 	1.08
                        $16.50               	 	1.06
                        $17.00               	 	1.03
                        $17.50               	 	1.01
                        $18.00 	or more        	1.00

For any Current Market Price (the "Specified Price") greater than $5.00 and less than $18.00 that is not set forth on the foregoing table, the Pre-Adjustment Ratio shall be calculated by determining the highest identified Current Market Price lower than the Specified Price (the "Lower Boundary") and the lowest identified Current Market Price greater than the Specified Price (the "Upper Boundary") and calculating (in a straight-line manner) that number of shares (rounded to the nearest .01) that bears the same ratio between the Pre-Adjustment Ratio with respect to the Lower Boundary and the Pre-Adjustment Ratio with respect to Upper Boundary as the Specified Price bears to the Lower Boundary and the Upper Boundary.